Exhibit 99.1

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FUSION ANNOUNCES 1-for-50 REVERSE STOCK SPLIT

NEW YORK, NY – May 12, 2014 - Fusion (OTCQB: FSNN), a provider of integrated cloud solutions, including cloud communications, cloud connectivity, cloud computing and other cloud services such as storage and security (“Fusion” or the “Company”), announced today that FINRA has completed its review of Fusion’s submission and has approved the effective date of May 13, 2014 for a 1-for-50 reverse stock split of the Company’s common stock.

As a result of the reverse stock split, Fusion will trade under the symbol FSNND until June 11, 2014, at which time the trading symbol will revert to FSNN. Fusion’s post-split common stock will trade under the new CUSIP Number 36113B 400.

Matthew Rosen, CEO of Fusion, said, “As we continue to grow, we believe that the time is right to restructure our capitalization, and a reverse stock split is an important step in our plans for the future of the company.  We believe that our shareholders will view this event as our commitment to taking Fusion to the next level.   The reverse stock split will help Fusion appeal to a much broader base of investors, increase liquidity, and help to position the company for long term value creation.”

When the reverse stock split becomes effective, each fifty pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the respective holders. The reverse stock split will apply to all issued and outstanding shares of the Company's common stock, as well as common stock underlying stock options, warrants and convertible preferred stock outstanding immediately prior to the effectiveness of the reverse stock split.  No fractional shares will be issued, and any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

The reverse stock split was previously approved by the Company’s Board of Directors and by stockholders at the 2013 Annual Meeting of Stockholders held on March 28, 2014.

Further details of the reverse stock split are contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission this day.

About Fusion
Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion’s advanced, high availability cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, cloud connectivity, cloud computing and other cloud services such as storage and security.  Fusion’s innovative, yet proven cloud solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment.  Fusion is a trademark of Fusion Telecommunications International, Inc.  For more information, please visit www.fusionconnect.com.

Forward Looking Statements
Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "intend", "estimate" or "continue" or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company's business. These risks include the Company's ability to raise new capital to execute its comprehensive business strategy; the integration of businesses following an acquisition; the Company's ability to comply with its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company's control; and the other factors identified by us from time to time in the Company's filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that our future performance could also be affected by risks and uncertainties not enumerated above.

Fusion Contact
Laura Nadal
212-389-9720
lnadal@fusionconnect.com

Michael Mason (Investors)
Allen & Caron Inc
212-691-8087
michaelm@allencaron.com